Exhibit 1.1

EXECUTION VERSION

MCCORMICK & COMPANY, INCORPORATED

(a Maryland corporation)

$250,000,000

5.75% Notes due 2017

UNDERWRITING AGREEMENT

dated December 4, 2007

Wachovia Capital Markets, LLC

Banc of America Securities LLC

SunTrust Robinson Humphrey, Inc.

Table of Contents

SECTION 1.	Representations and Warranties	3
(a)	Representations and Warranties by the Company	3
(b)	Officers’ Certificates	12

SECTION 2.	Purchase, Sale and Delivery of the Notes	12
(a)	The Notes	12
(b)	The Closing Date	12
(c)	Public Offering of the Notes	13
(d)	Payment for the Notes	13
(e)	Denominations; Registration	13

SECTION 3.	Covenants of the Company	13
(a)	Underwriters’ Review of Proposed Amendments and Supplements	13
(b)	Compliance with Securities Regulations and Commission Requests	13
(c)	Delivery of Registration Statements	14
(d)	Delivery of Prospectuses	14
(e)	Continued Compliance with Securities Laws	14
(f)	Final Term Sheet	15
(g)	Permitted Free Writing Prospectuses	15
(h)	Blue Sky Qualifications	16
(i)	Earnings Statement	16
(j)	Use of Proceeds	16
(k)	Depositary	16
(l)	Agreement Not to Offer or Sell Additional Securities	16
(m)	Reporting Requirements	17

SECTION 4.	Covenants of the Underwriters	17

SECTION 5.	Payment of Expenses	17
(a)	Expenses	18
(b)	Termination of Agreement	18

SECTION 6.	Conditions of Underwriters’ Obligations	18
(a)	Effectiveness of Registration Statement	18
(b)	Opinion of Associate General Counsel for Company	19
(c)	Opinion of Counsel for Company	19
(d)	Opinion of Counsel for Underwriters	19
(e)	Officers’ Certificate	19
(f)	Accountant’s Comfort Letter	20
(g)	Bring-down Comfort Letter	20
(h)	Ratings	20
(i)	No Objection	20
(j)	Additional Documents	20

(k)	Termination of this Agreement	21

SECTION 7.	Indemnification	21
(a)	Indemnification of Underwriters	21
(b)	Indemnification of the Company, Directors and Officers	22
(c)	Actions against Parties; Notification	22
(d)	Settlement without Consent if Failure to Reimburse	23

SECTION 8.	Contribution	23

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery	24

SECTION 10.	Termination	25
(a)	Termination of this Agreement by the Company or the Underwriters	25
(b)	Termination of this Agreement by the Underwriters	25
(c)	Liabilities	25

SECTION 11.	Default by One of the Several Underwriters	25

SECTION 12.	No Advisory or Fiduciary Responsibility	26

SECTION 13.	Notices	27

SECTION 14.	Parties	28

SECTION 15.	Governing Law and Time	28

SECTION 16.	Effect of Headings	28

SECTION 17.	Counterparts	28

ii

MCCORMICK & COMPANY, INCORPORATED

(a Maryland corporation)

5.75% Notes due 2017

UNDERWRITING AGREEMENT

December 4, 2007

Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street, Floor 7
Charlotte, North Carolina 28288

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019

SunTrust Robinson Humphrey, Inc.
303 Peachtree Street, 24th floor
Atlanta, Georgia 30308

Ladies and Gentlemen:

McCormick & Company, Incorporated, a Maryland corporation (the “Company”), proposes to issue and sell to Wachovia Capital Markets, LLC, Banc of America Securities LLC and  SunTrust Robinson Humphrey, Inc. (each an “Underwriter” and together the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A hereto of $250,000,000 aggregate principal amount of the Company’s 5.75% Notes due 2017 (the “Notes”).

The Notes will be issued pursuant to an indenture, to be dated as of December 7, 2007 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to Section 2.1 of the Indenture.  Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated as of the Closing Date (as defined in Section 2 below), among the Company, the Trustee and the Depositary.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-147809) for the registration of securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement automatically became effective upon filing and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  Such registration statement, in the form in which it became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act Regulations (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the Initial Sale Time; provided further that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement.  A “preliminary prospectus” shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430B Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company.  The term “Pricing Prospectus” shall mean the prospectus, as amended or supplemented, relating to the Notes that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein at the Initial Sale Time, and any preliminary or other prospectus supplement deemed to be a part thereof at the Initial Sale Time.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the Pricing Prospectus or the preliminary prospectus, or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus, the Pricing Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Pricing Prospectus or such preliminary prospectus, as the case may be, prior to the Initial Sale Time, and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be, after the Initial Sale Time.

On November 13, 2007, the Company entered into an asset purchase agreement, dated as of November 13, 2007 (the “Asset Purchase Agreement”) with Conopco, Inc. (“Conopco”), under which the Company will purchase (the “Acquisition”) from Conopco the assets used exclusively in connection with the manufacturing, marketing, distributing and selling of food products under the “Lawry’s” and “Adolph’s” brand names, including the “Lawry’s” and “Adolph’s” trade names, trademarks and service marks, and all associated goodwill.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (as defined below) (in each case, a “Representation Date”), as follows:

(1)           Compliance with Registration Requirements.   The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement (including any Rule 462(b) Registration Statement) is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the 1939 Act.

The Registration Statement (including any Rule 462(b) Registration Statement), at the time it or any post-effective amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective and at the Representation Date, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof; and the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement or the Prospectus prior to the Initial Sale Time shall be deemed not to be contained in the Registration Statement or the Prospectus if such statement has been modified or superseded by any statement in the Registration Statement or the Prospectus.

The prospectus filed as part of the Registration Statement as originally filed and the preliminary prospectus supplement filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the preliminary prospectus supplement and the Prospectus delivered to the Underwriters for use in connection with the offering of Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)           Incorporated Documents.   The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)           Disclosure Package.  The term “Disclosure Package” shall mean (i) the Pricing Prospectus and (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, as defined in Schedule B hereto.  As of 4:20 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

(4)           Well-Known Seasoned Issuer Status.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act.   The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act or otherwise objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(5)           Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(6)           Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

(7)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus and the Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule B hereto, or the Registration Statement.

(8)           Independent Accountants.   Ernst & Young LLP, who have expressed their opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

(9)           Financial Statements.   The consolidated financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, at the dates indicated, and the statement of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in each of the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus.  In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(10)         No Material Adverse Change in Business.   Since the respective dates as of which information is given in the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(11)         Good Standing of the Company.   The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(12)         Good Standing of Subsidiaries.   Each subsidiary of the Company that is a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.  Except as otherwise stated in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each “Significant Subsidiary” has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any “Significant Subsidiary” was issued in violation of preemptive or other similar rights of any securityholder of such “Significant Subsidiary”.

(13)         Capitalization.   The authorized, issued and outstanding shares of capital stock of the Company conforms in all material respects to the descriptions thereof incorporated by reference in the Disclosure Package and the Prospectus. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(14)         Authorization of this Agreement.   This Agreement has been duly authorized, executed and delivered by the Company.

(15)         Authorization of the Notes.   The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.  Such Notes are in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.

(16)         Authorization of the Indenture.   The Indenture has been duly qualified under the Trust Indenture Act.  The Indenture has been duly authorized by the Company and, when executed and delivered on behalf of the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(17)         Description of the Notes.   The Notes will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(18)         Description of the Indenture.   The Indenture will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(19)         Absence of Defaults and Conflicts.   Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(20)         Absence of Labor Dispute.   No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(21)         Absence of Business Interruptions.   Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing

Prospectus and the Prospectus as amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(22)         Absence of Proceedings.   There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Disclosure Package, the Prospectus, this Agreement or the Indenture or the performance by the Company of its obligations hereunder and thereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(23)         Accuracy of Exhibits.   There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(24)         Absence of Further Requirements.   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Disclosure Package, the Prospectus, this Agreement, or the Indenture, except such as have been already made, obtained or rendered, as applicable.

(25)         Possession of Intellectual Property.   The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for any failure to own, possess or acquire, singly or in the aggregate, that could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except for any infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, that could not reasonably be expected to result in a Material Adverse Effect.

(26)         Possession of Licenses and Permits.   The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the non-possession of such Governmental Licenses could not reasonably be expected to result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(27)         Maintenance of Internal Controls and Procedures.  The Company and its consolidated subsidiaries maintain (x) systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (y) disclosure controls and procedures as defined in Rule 15d-15 under the 1934 Act.

(28)         Compliance with the Sarbanes-Oxley Act of 2002.  The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(29)         Title to Property.   The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.  All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of such leases or subleases to be in full force and effect and any such claim, if the subject of an unfavorable decision, ruling or finding, could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(30)         Tax Law Compliance.  Except to the extent that any such failures would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(9) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not become due or been finally determined.

(31)         No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(32)         No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any subsidiary in their capacities as such, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(33)         Investment Company Act.   The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(34)         Environmental Laws.   Except as otherwise stated in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous

Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(35)         Asset Purchase Agreement.  The Asset Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.  The Company is not aware of any breach or violation by Conopco of its representations, warranties, covenants and agreements contained in the Asset Purchase Agreement.

(b)           Officers’ Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.           Purchase, Sale and Delivery of the Notes.

(a)           The Notes.  The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 99.31% of the principal amount thereof payable on the Closing Date.

(b)           The Closing Date.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m., New York City time, on December 7, 2007, or such other time and date thereafter as the Underwriters and the Company shall agree (the time and date of such closing are called the “Closing Date”).

(c)           Public Offering of the Notes.  The Underwriters hereby advise the Company that they intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

(d)           Payment for the Notes.  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of the Notes to be purchased by them.

(e)           Denominations; Registration.  The Notes or certificates for the Notes, as applicable, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days prior to the Closing Date.  The Notes or certificates for the Notes, as applicable, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date, or at such other place and time as shall be agreed upon by the Underwriters and the Company or their respective counsel.

SECTION 3.           Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Underwriters’ Review of Proposed Amendments and Supplements.  During such period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement filed), the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(b)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(a), will comply with the requirements of Rule 430B of the 1933 Act Regulations and will notify the Underwriters promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the preliminary prospectus or the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, upon request, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (1) notify the Underwriters of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(a) and 3(f) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Final Term Sheet.  The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Schedule B hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(g)           Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule B to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the 1933 Act, or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(m); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(h)           Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters and counsel for the Underwriters, to qualify or register the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for as long as necessary to complete the distribution of the Notes, up to one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(i)            Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in each of the Disclosure Package and the Prospectus.

(k)           Depositary.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(l)            Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Underwriters (which consent may be withheld at the sole discretion of the Underwriters), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities of the Company similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(m)          Reporting Requirements.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission reports and all documents required to be filed under the 1934 Act within the time period required by the 1934 Act and the 1934 Act Regulations.

The Underwriters may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or grant the Company additional time in which to perform such covenants.

SECTION 4.           Covenants of the Underwriters.  Each Underwriter represents, warrants and covenants with the Company as follows:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus set forth on Schedule B hereto or prepared pursuant to Section 3(e), Section 3(f) or Section 3(g) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus (i) filed with the Commission or (ii) that is a final pricing term sheet in the form of Schedule B hereto prepared by such Underwriter and approved verbally or in written form (including by electronic means) by the Company in advance (which approval the Company agrees to provide as soon as practically possible); provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

SECTION 5.           Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes, any certificates for the Notes, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky and Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, (viii) the fees and expenses incurred with respect to the listing of the Notes, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Notes, and (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Section 2(l) of Schedule E of the bylaws of FINRA), if applicable.

(b)           Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses incurred in connection with the offering of Notes pursuant to this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Notes as provided in this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and as of each Representation Date, to the accuracy of the statements made in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act or otherwise objecting to the use of the automatic shelf registration statement form.  A Prospectus containing information relating to the description of the Notes and the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           Opinion of Associate General Counsel for Company.  On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date, of W. Geoffrey Carpenter, Associate General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Company.  On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)           Opinion of Counsel for Underwriters.  On the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e)           Officers’ Certificate.  For the period from and after the date of this Agreement and prior to the Closing Date, or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(f)            Accountant’s Comfort Letter.  On the date hereof, the Underwriters shall have received from Ernst & Young LLP, a letter dated the date hereof, addressed to the Underwriters and the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)           Bring-down Comfort Letter.  On the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h)           Ratings.  For the period from and after the date of this Agreement and prior to the Closing Date, the Notes shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and the Company shall have delivered to the Underwriters a letter, dated as of the Closing Date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings.  For the period from and after the date of this Agreement and prior to the Closing Date, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Notes or any of the Company’s other securities by any such rating organization, and, other than the public announcements by each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. on November 14, 2007, no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company’s other securities.

(i)            No Objection.  If the Registration Statement or an offering of Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(k)           Termination of this Agreement.  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

(l)            Asset Purchase Agreement.   The Asset Purchase Agreement remains in effect and has not been terminated and the terms of the Acquisition, as contained in the Asset Purchase Agreement, have not been amended.

SECTION 7.           Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)           against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any preliminary prospectus, the Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(3)           against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, any Issuer Free Writing Prospectus, any preliminary prospectus, the Pricing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of the Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table beneath the first paragraph and the third and fifth paragraphs under the caption “Underwriting” in the Pricing Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.           Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Notes as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of any such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or the Prospectus.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

SECTION 10.  Termination.

(a)           Termination of this Agreement by the Company or the Underwriters.  This Agreement may be terminated for any reason at any time by the Company or by the Underwriters upon the giving of prior written notice of such termination to the other party hereto.

(b)           Termination of this Agreement by the Underwriters.  The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii)  there has occurred any material adverse change in the financial markets in the United States or, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities, or (v) there has occurred a material disruption in securities settlement or clearance systems.

(c)           Liabilities.  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.  Default by One of the Several Underwriters.  If, on the Closing Date, any one of the several Underwriters shall fail to purchase the Notes that it has agreed to purchase hereunder on such date (the “Defaulted Notes”), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements to, or for any other underwriters to, purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number or aggregate principal amount, as the case may be, of Defaulted Notes does not exceed 10% of the number or aggregate principal amount, as the case may be, of Notes to be purchased on such date, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof which such defaulting Underwriter agreed but failed or refused to purchase on such date, or

(b)           if the number or aggregate principal amount, as the case may be, of Defaulted Notes exceeds 10% of the number or aggregate principal amount, as the case may be, of Notes to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.  In any such case either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Disclosure Package, the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

SECTION 12.  No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, shareholders or employees; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices shall be directed to the parties hereto as follows:

If to the Underwriters:

Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street, Floor 7

Charlotte, North Carolina 28288
Facsimile:  (704) 383-0661
Attention:  Investment Grade Syndicate

and

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019
Facsimile:  212-901-7881

Attention:  High Grade Transaction Management

and

SunTrust Robinson Humphrey, Inc.

303 Peachtree Street, 24th floor

Atlanta, Georgia 30308

Facsimile: (404)588-7005

Attention: Chris Grumboski

and

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:  (212) 848-7179
Attention:  Michael J. Schiavone

If to the Company:

McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152
Facsimile:  (410) 527-8228
Attention:  Corporate Secretary

and

Hogan & Hartson LLP
Columbia Square
555 Thirteenth Street, NW

Washington, DC  20004

Facsimile:  (202) 637-5910
Attention:  John B. Beckman

SECTION 14.  Parties.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof is intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 17.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

MCCORMICK & COMPANY,
INCORPORATED

By:	/s/ Paul C. Beard
	Name:	Paul C. Beard
	Title:	VP Finance, Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by each undersigned Underwriter as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Kevin Smith
Name:Kevin Smith
Title: Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name: Lily Chang
Title: Principal

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ C. Victor Manny
Name: C. Victor Manny
Title: Managing Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Wachovia Capital Markets, LLC	$85,000,000
Banc of America Securities LLC	$82,500,000
SunTrust Robinson Humphrey, Inc.	$82,500,000
Total	$250,000,000

A-1

SCHEDULE B

Final Term Sheet for 5.75% Notes due 2017

McCormick & Company, Incorporated

Issuer:	McCormick & Company, Incorporated

Principal Amount:	$250,000,000

Type:	SEC Registered, Registration No. 333-147809

Maturity Date:	December 15, 2017

Coupon (Interest Rate):	5.750%

Yield to Maturity:	5.755%

Spread to Benchmark Treasury:	Plus 187 basis points

Benchmark Treasury:	UST 4.25% 11/15/2017

Benchmark Treasury Price and Yield:	102-31+, 3.885%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing on June 15, 2008 and ending on the Maturity Date

Make-Whole Call:	Treasury Rate plus 30 basis points

Price to Public:	99.96%

Net Proceeds to Issuer (before expenses):	$249,900,000

Settlement Date:	December 7, 2007

CUSIP:	579780 AF4

Joint Book-Running Managers:	Wachovia Capital Markets, LLC Banc of America Securities LLC SunTrust Robinson Humphrey, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Wachovia Capital Markets LLC, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. can arrange to send you the prospectus if you request it by calling or e-mailing Wachovia Capital Markets LLC at 1-866-289-1262, Banc of America Securities

B-1

LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com or SunTrust Robinson Humphrey, Inc. at 1-800-685-4786.

B-2

Exhibit A

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 6(b)

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(a)                                  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in any material adverse change in the business, financial condition, business prospects or results of operations of the Company and its subsidiaries taken as a whole.

(b)           The execution, delivery and performance as of the date hereof by the Company of the Underwriting Agreement, the Indenture and any other agreement or instrument entered into or issued by the Company in connection with the transactions contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus, and the offer, issuance and sale of the Notes pursuant thereto do not, to my knowledge, (i) violate any applicable judgment, order or decree of any court, regulatory body, administrative agency or governmental body of the United States Federal government or the State of Maryland issued in a proceeding to which the Company or any of its subsidiaries is a party, (ii) breach or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other material agreement to which the Company or any of its subsidiaries is a party, or (iii) result in any violation of the charter or by-laws of the Company or any of its subsidiaries.

(c)                                  To my knowledge, other than as set forth in the Prospectus, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, before any court or governmental department, commission, board, bureau, agency or instrumentality that question the validity of the Underwriting Agreement or the Indenture or any action taken or to be taken pursuant thereto, or that seek to enjoin or otherwise prevent the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture or to recover in damages or obtain other relief as a result thereof, or that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in any material liability on the part of the Company and its subsidiaries taken as a whole or in any material adverse change in the business, financial condition, business prospects or results of operations of the Company and its subsidiaries taken as a whole.

(d)                                 To my knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or material instrument to which it is a party except

Exhibit A-1

for such defaults as would not result in any material liability on the part of the Company and its subsidiaries taken as a whole or in any material adverse change in the business, financial condition, business prospects or results of operations of the Company and its subsidiaries taken as a whole.

(e)                                  To my knowledge, the Company and each of its subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies) necessary to conduct their respective businesses except where such failure to possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations would not, singly or in the aggregate, result in a Material Adverse Change, and to my knowledge, no state, federal or foreign regulatory agencies or bodies (including, without limitation, any insurance regulatory agencies or bodies) are considering the revocation or modification of, any such certificate, authorization, permit, license, approval, consent or other authorization (including, without limitation, any certificate, authorization, permit, license, approval, consent or other authorization from any insurance regulatory agencies or bodies) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(f)                                    The information under the caption “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended November 30, 2006, to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, has been reviewed by me and is correct in all material respects.

(g)                                 The Asset Purchase Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

In addition, such counsel shall also state (which statement may be in a separate letter in customary form) that no facts have come to its attention that cause it to believe that:

(i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(iii) the Pricing Disclosure Package, as of 4:20 p.m. (New York City time) on December 4, 2007, (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-2

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-3

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 6(c)

References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(a)           The Company is validly existing as a corporation and in good standing as of the date of a certificate of good standing from the State Department of Assessments and Taxation of the State of Maryland dated as of a recent date and telecopy confirmation of such good standing from CT Corporation System dated as of the Closing Date, under the laws of the State of Maryland.  The Company has the corporate power and corporate authority under the Charter and the Maryland Corporation Law to own, lease and operate its current properties and to conduct its business as described in the Prospectus, and to execute, deliver and perform the Agreements.

(b)           The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

(c)           The Notes are in a form contemplated by the Indenture.  The Notes have been authorized and, when executed and authenticated in accordance with the Indenture and delivered against payment of the consideration therefor, each registered holder of a Note will be entitled to the benefits of the Indenture and the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)           The Indenture has been duly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(e)           The information contained in the Prospectus under the captions “Description of Debt Securities,” “Description of Notes,” and “Certain U.S. Federal Income Tax Consequences” to the extent that such information constitutes matters of law or legal conclusions or purports to describe certain provisions of the Indenture, the Notes or the Underwriting Agreement, has been reviewed by us and is correct in all material respects.

(f)            The execution, delivery and performance as of the date hereof by the Company of the Agreements do not (i) violate the Charter or Bylaws of the Company, or (ii)  violate any provision of Applicable Federal Law or Applicable State Law.

(g)           The Registration Statement became effective under the Securities Act upon its filing with the Commission.  Based solely upon telephone communications between an attorney of this firm and a member of the Commission staff, the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, no stop order suspending the effectiveness of the Registration Statement, if any, has

Exhibit B-1

been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated by the Commission against the Company.

(h)           The Registration Statement and the Prospectus (except for the Form T-1 and the financial statements and supporting schedules and other financial data included or incorporated therein, or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

(i)            Each of the Exchange Act Reports (as defined in Schedule 1 hereto) (except for the financial statements and supporting schedules included therein and other financial data included or incorporated therein, or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(j)            No approval or consent of, or filing with any Federal governmental agency or the Department of Assessments and Taxation of the State of Maryland or the Secretary of State of the State of New York is required to be obtained or made by the Company under Applicable Federal Law, Maryland Corporation Law, or Applicable State Law in connection with the execution, delivery and performance as of the date hereof by the Company of the Agreements.

(k)           The Indenture has been qualified under the Trust Indenture Act.

(l)            The Company is not, and immediately following the issuance and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company,” within the meaning of the Investment Company Act.

                                In addition, such counsel shall also state (which statement may be in a separate letter in customary form) that no facts have come to its attention that cause it to believe that:

                                (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

                                (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

                                (iii) the Pricing Disclosure Package, as of 4:20 p.m. (New York City time) on December 4, 2007 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), when considered together with the information contained in Schedule B hereto (which you have informed us was available at or prior to such time), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B-2

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B-3